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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2016

Marketo, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35909 (Commission File Number)	56-2558241 (IRS Employer Identification No.)

901 Mariners Island Blvd., Suite 500
San Mateo, California 94404
(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code) (650) 376-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On May 27, 2016, Marketo, Inc., a Delaware corporation ("Marketo" or the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Milestone Holdco, LLC, a Delaware limited liability company ("Parent"), and Milestone Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), providing for the merger of Merger Sub with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund VI, L.P., a Delaware limited partnership ("Vista Fund VI"). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

        At the Effective Time, each:

  (i)
  share of common stock, par value $0.0001 per share, of the Company ("Company Common Stock") issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) will be cancelled and extinguished, and automatically converted into the right to receive cash in an amount equal to $35.25, without interest thereon (the "Per Share Price");

  (ii)
  Company Stock-Based Award, whether vested or unvested, will be cancelled and converted into the right to receive an amount equal to (x) the Per Share Price (less the exercise price per share, if any, attributable to such Company Stock-Based Award), multiplied by, (y) (A) in the case of a Company Stock-Based Award that is only subject to time-vesting requirements, the total number of shares of Company Common Stock that are subject to such Company Stock-Based Award, and (B) in the case of a Company Stock-Based Award that is subject to time- and performance-vesting requirements, the total number of shares of Company Common Stock determined pursuant to the "change in control" provisions of the award agreement underlying such Company Stock Based Award, and with the remaining time-vesting requirements deemed satisfied; and

  (iii)
  Company Option, whether vested or unvested, will be cancelled and converted into the right to receive an amount equal to (a) the Per Share Price (less the exercise price per share, if any, attributable to such Company Option), multiplied by (b) the total number of shares of Company Common Stock that are issuable upon the full exercise of such Company Option.

        Pursuant to the Equity Commitment Letter, Vista Fund VI has committed to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding up to the full amount of the aggregate purchase price at the Effective Time, subject to the terms and conditions set forth therein. The Company is a third party beneficiary of the Equity Commitment Letter.

        Consummation of the Merger is subject to certain conditions, including, but not limited to, the: (i) Requisite Stockholder Approval; (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (iii) absence of any law or order restraining, enjoining or otherwise prohibiting the Merger.

        The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. However, prior to the receipt of the Requisite Stockholder Approval, such restrictions are subject to a customary "fiduciary out" provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either (x) constitutes a Superior Proposal or (y) is reasonably likely to lead to a Superior Proposal, and the failure to explore such alternative acquisition proposal would be inconsistent with the directors' fiduciary duties pursuant to applicable law. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

        The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the Merger Agreement is terminated in connection with the Company accepting a Superior Proposal or due to the Company Board's withdrawal of its recommendation of the Merger, then the termination fee payable by the Company to Parent will be $49.2 million. This termination fee will also be payable if the Merger Agreement is terminated under certain circumstances and prior to such termination, a proposal to acquire at least 50% of the Company's stock or assets is publicly announced or disclosed and the Company enters into an agreement for, or completes, any transaction involving the acquisition of at least 50% of its stock or assets within one year of the termination.

        In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by November 27, 2016 (the "Termination Date").

        The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

        The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

  •
  should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

  •
  may apply contractual standards of "materiality" that are different from "materiality" under applicable securities laws; and

  •
  were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

        On May 31, 2016, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

        Marketo, Inc. ("Marketo") plans to file with the Securities and Exchange Commission (the "SEC"), and furnish to its stockholders a proxy statement in connection with the proposed merger with Milestone Merger Sub, Inc., pursuant to which Marketo would be acquired by entities affiliated with Vista Equity Partners (the "Merger"). The proxy statement described above will contain important information about the proposed merger and related matters. STOCKHOLDERS AND SECURITY HOLDERS OF MARKETO ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT MARKETO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MARKETO AND THE TRANSACTION. Investors and stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Marketo through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of these documents from Marketo by contacting Marketo's Investor Relations at (650) 727-6845, by e-mail at ir@marketo.com, or by going to Marketo's

Investor Relations page on its website at investors.marketo.com and clicking on the link titled "SEC Filings."

Participants in the Solicitation

        The directors and executive officers of Marketo may be deemed to be participants in the solicitation of proxies from the stockholders of Marketo in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding Marketo's directors and executive officers is also included in Marketo's proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 13, 2016. These documents are available free of charge as described in the preceding paragraph.

Legal Notice Regarding Forward-Looking Statements

        This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding possible or assumed future results of operations of Marketo, the expected completion and timing of the Merger and other information relating to the Merger. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "intends," "forecasts," "should," "estimates," "contemplate," "future," "goal," "potential," "predict," "project," "projection," "may," "will," "could," "should," "would," "assuming" and other words or expressions of similar meaning or import are intended to identify forward-looking statements. You should, therefore, carefully read and consider statements that contain these words or expressions, as such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect Marketo's business and the price of the common stock of Marketo, (ii) the failure to satisfy all of the conditions precedent to the consummation of the proposed Merger, including, but not limited to, the required consent of the stockholders of Marketo and the receipt of certain governmental or regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Marketo's business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management's attention from Marketo's ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the Merger and (viii) such other risks and uncertainties as identified in Marketo's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Marketo assumes no obligation to update any forward-looking statement contained in this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 27, 2016, by and among Milestone Holdco, Inc., a Delaware corporation, Milestone Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Milestone Holdco, Inc., and Marketo, Inc., a Delaware corporation.*
99.1	Press Release of Marketo, Inc., dated as of May 31, 2016.

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETO, INC.
By:	/s/ MARGO M. SMITH
Name:	Margo M. Smith
Title:	Senior Vice President and General Counsel

Date: May 31, 2016

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 27, 2016, by and among Milestone Holdco, Inc., a Delaware corporation, Milestone Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Milestone Holdco, Inc., and Marketo, Inc., a Delaware corporation.*
99.1	Press Release of Marketo, Inc., dated as of May 31, 2016.

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX